UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 6, 2009

Handleman Company

(Exact Name of Registrant as Specified in Its Charter)

Michigan

(State or Other Jurisdiction of Incorporation)

1-7923	38-1242806
(Commission File Number)	(IRS Employer Identification No.)

500 Kirts Boulevard, Troy, Michigan	48084-4142
(Address of Principal Executive Offices)	(Zip Code)

(248) 362-4400

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1. Registrants’ Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

On August 6, 2009, Handleman Company (the “Company”) entered into an Agreement of Sale with General Development Company, L.L.C. (the “Purchaser”), pursuant to which the Company agreed to sell its corporate headquarters building located at 500 Kirts Boulevard, Troy, Michigan to the Purchaser for an amount equal to $3,725,000, payable in cash at the closing of the sale. The closing of the transaction is subject to the Purchaser’s due diligence investigation and to other customary conditions. In the Agreement of Sale, the Purchaser agreed to lease a portion of the premises to the Company following the closing of the sale to allow the Company to continue to use the premises to conduct the wind down of its operations.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANDLEMAN COMPANY

Date: August 10, 2009	By:	/s/ Rozanne Kokko
	Name:	Rozanne Kokko
	Title:	Sr. Vice President and Chief Financial Officer